Exhibit 1
REGAL-BELOIT CORPORATION
5,295,104 Shares
Common Stock
UNDERWRITING AGREEMENT
August 11, 2005
ROBERT W. BAIRD & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
WACHOVIA SECURITIES
JEFFERIES & COMPANY, INC.
BARRINGTON RESEARCH ASSOCIATES, INC.
MORGAN JOSEPH & CO. INC.
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
     SECTION 1. Introductory. Regal-Beloit Corporation, a Wisconsin corporation (the “Company”), and General Electric Company (the “Selling Shareholder”) propose to sell an aggregate of 5,295,104 shares (the “Firm Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock of which 1,330,714 shares will be sold by the Company and 3,964,390 shares will be sold by the Selling Shareholder, to the several underwriters identified in Schedule A attached hereto (the “Underwriters”), who are acting severally and not jointly. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule A. In addition, the Company and the Selling Shareholder have agreed to grant to the Underwriters an option to purchase up to 794,265 additional shares of Common Stock (the “Optional Shares”) as provided in Section 6 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares are hereinafter collectively referred to as the “Shares.”
     You, as representatives of the several Underwriters (the “Representatives”), have advised the Company and the Selling Shareholder that the Underwriters propose to make a public offering of their respective portions of the Shares as soon hereafter as in your judgment is advisable and that the public offering price of the Shares initially will be $30.15 per share.
     The Company and the Selling Shareholder hereby confirm their respective agreements with the Underwriters and each other as follows:

     SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
          (a) Each of the Company and its subsidiaries (individually, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation or limited liability company in active status or good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus (as hereinafter defined) and the Registration Statement (as hereinafter defined); each of the Company and the Subsidiaries is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a material adverse effect on the condition (financial or other), business, property, net worth or results of operations of the Company and the Subsidiaries, taken as a whole (“Material Adverse Effect”). Attached hereto as Schedule B is a complete and correct list of all of the Subsidiaries, including their jurisdiction of organization and direct equity owners. Schedule B also identifies each Subsidiary that is a “Significant Subsidiary” for purposes hereof. Complete and correct copies of the articles of incorporation and bylaws (or their equivalent), as amended or restated (“Articles of Incorporation” and “Bylaws,” respectively), of the Company and each Significant Subsidiary as in effect on the date hereof have been delivered to the Representatives, and no changes thereto will be made on or subsequent to the date hereof and prior to each Closing Date.
          (b) The Company had an outstanding capitalization as set forth in the Prospectus Supplement (as hereinafter defined) in the column entitled “Actual” under the caption “Capitalization” as of the date indicated therein, and there has been no change therein since such date, except for subsequent issuances, if any, pursuant to this Agreement or pursuant to the exercise of stock options or defined contribution or benefit plans outstanding on the date hereof. The shares of Common Stock issued and outstanding immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted), and conform to the description thereof contained in the Prospectus and the Registration Statement. There are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any shares of Common Stock (including the Shares), and no shares of Common Stock have been issued in violation of such rights. The Shares to be issued and sold by the Company to the Underwriters have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted), and will conform to the description thereof contained in the Prospectus and the Registration Statement. The delivery of the certificates for the Shares to be issued and sold by the Company hereunder and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title. Except as described in the Prospectus, (i) there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company or any Significant Subsidiary, and (ii) there are no holders of Common Stock or other securities of the Company or any Significant Subsidiary, or of securities that are convertible or exchangeable into Common Stock or other securities of the Company or any Significant Subsidiary, except for the Selling Shareholder (and its permitted assigns), that have rights to the registration of such Common Stock or securities under the Securities Act of 1933, as amended, and the regulations thereunder (together, the “Act”), or the securities laws or regulations of any of the states of the United States or the province of Ontario, Canada (the “Blue Sky Laws”).
          (c) The statements set forth in the Registration Statement and Prospectus insofar as they purport to constitute summaries of the terms of the capital stock of the Company, including the Shares, the Company’s Articles of Incorporation or Bylaws, the other instruments, agreements and other documents referred to therein are accurate in all material respects.
          (d) Except for the Subsidiaries, and as otherwise set forth in the Prospectus or on Schedule B, the Company has no subsidiaries and does not own any equity interest of 5% or more in or control, directly or indirectly, any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization that is material to the Company and its Subsidiaries on a consolidated basis. Except as set forth in the Prospectus or on Schedule B and except for director qualifying shares (if any), the Company owns directly all of the issued and outstanding capital stock of each Subsidiary, free and clear of any and all liens, claims, encumbrances or security interests, and all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable (except, to the extent applicable, as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted). Except as included in joint venture agreements relating to partially-owned Subsidiaries organized in China, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to subscribe for or purchase any shares of capital stock of any Subsidiary.
          (e) The Company has full corporate power and authority to enter into and perform this Agreement; and the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions described herein have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or any Significant Subsidiary; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary, or any property owned or leased by the Company or any Subsidiary, may be bound or affected, except for such violations, breaches, modifications or terminations that would not have a Material Adverse Effect; (iii) violate in any material respect any statute, ordinance, rule or regulation applicable to the Company or any Significant Subsidiary, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any Significant Subsidiary; or (iv) result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Securities Exchange Act of 1934, as amended, and the regulations thereunder (together, the “Exchange Act”), the Blue Sky Laws and the securities laws or regulations of any jurisdiction outside the United States applicable to the public offering of the Shares by the several Underwriters. This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.
          (f) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), and subsequently amended on a pre-effective basis, a registration statement on Form S-3 (Reg. No. 333-122823), including a prospectus (the “Base Prospectus”), covering the registration of $90,000,000 of Common Stock and 4,559,048 shares of Common Stock held by the Selling Shareholder, including the Shares, under the Act and the offering thereof from time to time in accordance with Rule 415 under the Act. The Registration Statement has been prepared by the Company in conformity in all material respects with the requirements of the Act. A preliminary prospectus supplement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business has been prepared by the Company in conformity in all material respects with the requirements of the Act and has been filed with the Commission pursuant to Rule 424(b) and copies of which heretofore have been provided to the

Underwriters. If the Company elects to rely on Rule 462(b) under the Act to register a portion of the Shares, a registration statement relating to the Shares (the “Rule 462 Registration Statement”) will be prepared by the Company under the provisions of the Act and will be filed with the Commission. The registration statement on Form S-3 (Reg. No. 333-122823), as finally amended and revised at the time such registration statement was declared effective by the Commission (including the information contained in the form of final prospectus, if any, filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of such registration statement) and as thereafter amended by any post-effective amendments, together with the Rule 462 Registration Statement, if any, is herein referred to as the “Registration Statement.” The final prospectus supplement to the Base Prospectus included in the Registration Statement filed by the Company with the Commission pursuant to Rule 424(b) is herein referred to as the “Prospectus Supplement.” The Prospectus Supplement and the Base Prospectus are hereinafter referred to collectively as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Each of any preliminary prospectus, the Base Prospectus, any preliminary prospectus supplement filed pursuant to Rule 424(b) under the Act, and each such prospectus as amended from time to time until the date of the Prospectus Supplement, is referred to herein as a “Preliminary Prospectus” and collectively, the foregoing documents are referred to herein as “the Preliminary Prospectus.” Reference made herein to the Registration Statement, the Preliminary Prospectus or the Prospectus, as amended or supplemented, shall include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents filed after the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, and so incorporated by reference, under the Exchange Act. The Company has prepared and filed such amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. There have been delivered to the Representatives one signed copy of the Registration Statement (including the Rule 462 Registration Statement, if any), and each amendment thereto, if any, including any document filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, together with one copy of each exhibit filed therewith, and such number of conformed copies for each of the Underwriters, of the Registration Statement (including the Rule 462 Registration Statement, if any) and each amendment thereto, if any (but without exhibits), of the Preliminary Prospectus and of the Prospectus as the Representatives have requested.

          (g) The Company meets the requirements for use of Form S-3 under the Act, and the conditions for the use of Rule 415 in connection with the offer and sale of the Shares have been satisfied. The Registration Statement has been declared effective under the Act, and the Company has provided the Underwriters a copy of an order by the Commission declaring the Registration Statement effective (to the extent that such order has been received by the Company). Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement, nor, to the knowledge of the Company, have any proceedings for that purpose been initiated or threatened. The Registration Statement conforms, each Preliminary Prospectus and the Prospectus conform and any further amendments or supplements to the Registration Statement or Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects with the requirements of the Act, and do not and will not, as of the effective date (as to the Registration Statement and any amendment thereto) and as of their respective dates (as to the Preliminary Prospectus and Prospectus only, and any amendments or supplement thereto), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (as to the Preliminary Prospectus and Prospectus only, in light of the circumstances under which they were made) not misleading. The representations and warranties of the Company in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished by the Representatives or the Selling Shareholder to the Company pursuant to Section 5 hereof. Neither the Company, nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company, has distributed or will distribute prior to each Closing Date any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement or other materials permitted by the Act and provided to the Representatives.
          (h) The documents that are incorporated by reference in the Prospectus or the Registration Statement or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and any document so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when it is filed with the Commission, comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and when read together with the other information included in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued, and at each Closing Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (i) Deloitte & Touche LLP, which has expressed its opinion with respect to the consolidated financial statements and schedules of the Company filed with the Commission or incorporated by reference and included as a part of the Prospectus or the Registration Statement, is an independent registered public accounting firm as required by the Act.
          (j) The consolidated financial statements of the Company and the related notes thereto included or incorporated by reference in the Prospectus and the Registration Statement present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and the Subsidiaries as of their respective dates or for the respective periods covered thereby, all in conformity with accounting principles generally accepted in the United States consistently applied throughout the periods involved (except as otherwise noted therein). The financial statement schedules, if any, incorporated by reference into the Registration Statement and the Prospectus present fairly, in all material respects, the information required to be stated therein on a basis consistent with the consolidated financial statements of the Company contained therein. Any pro forma financial statements or data included in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X as promulgated by the Commission, the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical information and data relating to the Company in the Prospectus and the Registration Statement are accurately presented in all material respects and prepared on a basis consistent with the audited consolidated financial statements and books and records of the Company. The consolidated financial statements and schedules of the Company and the related notes thereto, included in the Prospectus or the Registration Statement are the only such financial statements and schedules required under the Act to be set forth therein. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus.
          (k) Neither the Company nor any Significant Subsidiary is, nor with the giving of notice or passage of time or both, would be, in violation or in breach of: (i) its respective Articles of Incorporation or Bylaws; (ii) any statute, ordinance, order, rule or regulation applicable to the Company or such Significant Subsidiary; (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Significant Subsidiary; (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or such Significant Subsidiary is a party or by which any property owned or leased by the Company or such Significant Subsidiary is bound or affected, except, in each case above, for such violations or breaches as do not or would not have a Material Adverse Effect. Neither the Company nor any Significant Subsidiary has received notice of any violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company or any Significant Subsidiary, the consequence of which would have a Material Adverse Effect. Except where it would not have a Material Adverse Effect, each of the Company and the Significant Subsidiaries has obtained and holds, and is in compliance with, all permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations in connection with their businesses (hereinafter “permit” or “permits”), and all of such permits are in full force and effect; and, except where it would not have a Material Adverse Effect, each of the Company and the Significant Subsidiaries has fulfilled and performed its obligations with respect to each such permit, and no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of such permit. Neither the Company nor any Subsidiary is or has been (by virtue of any occurrence) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, the consequence of which would have a Material Adverse Effect.
          (l) There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which any property owned or leased by the Company or any Subsidiary is or may be the subject that are required to be described in the Registration Statement or the Prospectus but which are not so described, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto. Except as described in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary: (i) is in violation of any statute, ordinance, rule or regulation, or any decision, order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environmental or human exposure to hazardous or toxic substances (collectively, the “environmental laws”); (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws; (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim contemplated by subparagraphs (i), (ii), (iii) or (iv) above would have a Material Adverse Effect.
          (m) There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act, which has not been described or filed as required. All such contracts or agreements to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary, and are enforceable by and against the Company or such Subsidiary, in accordance with the respective terms thereof.
          (n) The Company or a Subsidiary has marketable title to all real property and good and valid title to all other property and assets reflected as owned by the Company or such Subsidiary in the Company’s consolidated financial statements incorporated by reference into the Registration Statement (or elsewhere in the Registration Statement or the Prospectus), free and clear of all liens, claims, mortgages, security interests or other encumbrance of any kind or nature whatsoever except (i) those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus); (ii) those which do not, individually or in the aggregate, materially affect the value of such property or interfere with the use of made or proposed to be made of such property by the Company or its Subsidiaries; and (iii) property and assets sold in the ordinary course of business after the end of the period covered by such financial statements. All material items of property (real and personal) held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements is held by the Company or such Subsidiary under valid and binding leases, franchises, licenses or other agreements.
          (o) [Intentionally Omitted]
          (p) Except as described in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to each Closing Date: (i) neither the Company nor any Subsidiary has or will have incurred any liability or obligation, direct or contingent (including off-balance sheet obligations), or entered into any transaction, that is material to the Company, except in the ordinary course of business; (ii) the Company has not and will not have paid or declared any dividend or other distribution with respect to its capital stock (other than its regular quarterly dividend), and neither the Company nor any Subsidiary is or will be delinquent in the payment of principal or interest on any material outstanding debt obligation; and (iii) there has not been and will not have been any change in the terms of the capital stock, any material change in the indebtedness of the Company or any Subsidiary, or any change or development involving or which could be expected to involve a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
          (q) The Company or a Subsidiary owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses presently used in or necessary for the conduct of its business or ownership of its properties, and neither the Company nor any Subsidiary has violated or infringed upon the rights of others, or received any notice of conflict with the asserted rights of others, in respect thereof, except for such violations or infringements as have not or would not have a Material Adverse Effect.
          (r) The Company and the Subsidiaries have in place and effective such policies of insurance, with limits of liability in such amounts, as are prudent and customary in the businesses in which they are engaged.
          (s) No material labor dispute with, or material grievances by, the employees of the Company or any Significant Subsidiary is pending or, to the knowledge of the Company, is imminent. Since the initial filing of the Registration Statement, there has been no change in the relationship of the Company or any Subsidiary with any of its principal suppliers, manufacturers, contractors or customers resulting in or that would be reasonably likely to result in a Material Adverse Effect.
          (t) Neither the Company nor any Subsidiary is an “investment company,” an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
          (u) All federal, state and local tax returns required to be filed by or on behalf of the Company or any Significant Subsidiary have been filed (or are the subject of valid extension) with the appropriate federal, state and local authorities, and all such tax returns, as filed, are accurate in all material respects; and the Company or any Significant Subsidiary has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or that would not have a Material Adverse Effect.
          (v) The Company has designed and maintains internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act), and the Company’s management assessed the Company’s internal control over financial reporting as of December 31, 2004 and determined such internal control financial reporting was effective as of such date.
          (w) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), and the Company’s management evaluated the Company’s disclosure controls and procedures as of December 31, 2004, March 31, 2005 and June 30, 2005 and determined that were effective as of each such date.
          (x) [Intentionally Omitted]
          (y) There is no failure on the part of the Company or any of the Subsidiaries or on the part of any of the Company’s or the Subsidiaries’ directors or officers, in their capacities as such, to comply in all material respects, with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
          (z) The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The Common Stock is, and the Shares to be sold by the Selling Shareholder are, authorized for listing on the New York Stock Exchange, and the Shares to be sold by the Company will be authorized for listing on the New York Stock Exchange, subject only to official notice of issuance.
          (aa) All offers and sales of the securities of and by the Company prior to the date hereof were made in compliance in all material respects with the Act and all other applicable state and federal laws or regulations.
          (bb) Except as disclosed in the Prospectus, neither the Company nor any Subsidiary is a party to a letter of intent or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any Subsidiary or business unit or any similar business combination transaction which would be material to the Company and its Subsidiaries taken as a whole, and the Company presently is not engaged in any discussions or negotiations with a third party regarding any such acquisition, disposition, transfer or sale of such assets or capital stock or similar business combination transaction.
          (cc) The Company has obtained for the benefit of the Underwriters the agreement, substantially in the form attached hereto as Schedule C (each, a “Lock-Up Agreement”), enforceable by Robert W. Baird & Co. Incorporated (“Baird”), of each of the executive officers and directors of the Company listed on Schedule D attached hereto, that, for a period of 90 days after the date of the Prospectus, such persons will not, without the prior written consent of Baird or except as permitted in the Lock-Up Agreement, directly or indirectly, offer, sell, transfer, or pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged, or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by any such shareholder in accordance with the applicable regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option, warrant or other convertible security); or (iii) securities that are convertible or exchangeable into shares of Common Stock. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and each individual listed on Schedule D with prior notice of any such announcement that gives rise to an extension of the restricted period. As described more fully, and subject to the exceptions in the Lock-Up Agreements, the Company hereby represents and warrants that it will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of Baird.
     A certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby. A certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in Section 10(d) will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.
     SECTION 3. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with the several Underwriters and the Company that:
          (a) The Selling Shareholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization. Complete and correct copies of the certificate of incorporation and bylaws (or their equivalent), as amended or restated, of the Selling Shareholder as in effect on the date hereof have been delivered to the Representatives.
          (b) The Selling Shareholder has good and valid title to all the Shares to be sold by it to the Underwriters pursuant to this Agreement, free and clear of all liens, claims, mortgages, security interests or other encumbrance of any kind or nature whatsoever, except for the encumbrances set forth in that certain Shareholder Agreement, dated as of December 31, 2004, as amended by the letter agreement dated May 24, 2005, between the Company and the Selling Shareholder (the “Shareholder Agreement”), and the delivery of the certificate(s) for the Shares and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title.
          (c) The Selling Shareholder has the requisite corporate power and authority to enter into and perform this Agreement; and the execution and delivery by the Selling Shareholder of this Agreement, the performance by the Selling Shareholder of its obligations hereunder and the consummation of the transactions described herein have been duly authorized with respect to the Selling Shareholder by all necessary corporate action and will not: (i) violate any provision of the certificate of incorporation or bylaws of the Selling Shareholder; or (ii) violate in any material respect any statute, ordinance, rule or regulation applicable to the Selling Shareholder, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Selling Shareholder. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Selling Shareholder, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Exchange Act, and the Blue Sky Laws applicable to the public offering of the Shares by the several Underwriters. This Agreement has been duly executed and delivered by and on behalf of the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms.
          (d) [Intentionally Omitted]
          (e) The Selling Shareholder has not distributed and will not distribute any Preliminary Prospectus, the Prospectus or any other material in connection with the offering and sale of the Shares. The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which could cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.
          (f) With respect to, but only with respect to, the information set forth in the table under the caption “Selling Shareholder” in each of the Base Prospectus and the Prospectus, (i) the Prospectus and the Preliminary Prospectus, as of their respective dates, have not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) the Registration Statement did not when it became effective, does not and will not, at any Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not, as of its date and at any Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     A certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby. A certificate delivered by or on behalf of the Selling Shareholder to counsel for the Selling Shareholder for purposes of enabling such counsel to render the opinion referred in Section 10(e) will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Selling Shareholder as to the matters covered thereby.
     SECTION 4. Representation of Underwriters. The Representatives will act as the representatives for the several Underwriters in connection with the public offering of the Shares, and any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters. Neither the Representatives, nor any person that controls, is controlled by or is under common control with the Representatives, has distributed or will distribute prior to each Closing Date any written material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement or other materials permitted by the Act and provided to the Company.
     SECTION 5. Information Furnished by the Underwriters and Selling Shareholder. The information set forth (i) in the second paragraph of the Table of Contents page of the Prospectus Supplement, (ii) in the table of participating Underwriters and the concession and reallowance amounts appearing under the caption “Underwriting” in the Prospectus Supplement, and (iii) in the last two paragraphs appearing under the caption “Plan of Distribution” in the Prospectus constitutes all of the information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus, as such information is referred to in this Agreement. The information set forth in the table under the caption “Selling Shareholder” in each of the Base Prospectus and Prospectus Supplement constitutes all of the information furnished to the Company by and on behalf of the Selling Shareholder for use in connection with the preparation of the

Registration Statement and the Prospectus, as such information is referred to in this Agreement.
SECTION 6. Purchase, Sale and Delivery of Shares.
          (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Schedule A attached hereto 1,330,714 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares as hereinafter set forth at the price per share of $28.794. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Firm Shares to be sold by the Company as the number of shares set forth opposite the name of such Underwriter in Schedule A attached hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.
          (b) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to the Underwriters identified in Schedule A attached hereto 3,964,390 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder the number of Firm Shares as hereinafter set forth at the same purchase price per share as stated in the preceding paragraph. The obligation of each Underwriter to the Selling Shareholder shall be to purchase from the Selling Shareholder that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Firm Shares to be sold by the Selling Shareholder as the number of shares set forth opposite the name of such Underwriter in Schedule A annexed hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.

          (c) On the First Closing Date (as hereinafter defined), the Company and the Selling Shareholder will deliver to the Representatives, at the offices of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or through the facilities of The Depository Trust Company, for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them against payment of the purchase price therefor by wire transfer of immediately available funds to a bank account designated not less than two days prior to the First Closing Date by the Company with respect to the Firm Shares being sold by the Company and to a bank account designated not less than two days prior to the First Closing Date by the Selling Shareholder with respect to the Firm Shares being sold by the Selling Shareholder. As referred to in this Agreement, the “First Closing Date” shall be on the fourth (or third, if the price set forth in Section 5(a) above is determined before 3:30 p.m., Milwaukee, Wisconsin time on the date of this Agreement) full business day after the date of the Prospectus Supplement, at 9:00 a.m., Milwaukee, Wisconsin time, or at such other date or time not later than ten full business days after the date of the Prospectus Supplement as the Representatives and the Company may agree. The certificates for the Firm Shares to be so delivered will be in denominations and registered in such names as the Representatives request by written notice to the Company prior to the First Closing Date, and such certificates will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time on the first full business day preceding the First Closing Date at a location to be designated by the Representatives.
          (d) In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder hereby agree to sell to the Underwriters, and the Underwriters, severally and not jointly, shall have the right at any time within 30 days after the date of the Prospectus Supplement to purchase up to 199,607 Optional Shares from the Company and up to 594,658 Optional Shares from the Selling Shareholder, on a pro rata basis, at the purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) upon notice by the Representatives to the Company within 30 days after the date of the Prospectus Supplement setting forth the aggregate number of Optional Shares to be purchased by the Underwriters and sold by the Company and the Selling Shareholder, the names and denominations in which the certificates for such shares are to be registered and the date and place at which such certificates will be delivered. Such date of delivery (the “Second Closing Date”) shall be determined by the Representatives, provided that the Second Closing Date, which may be the same as the First Closing Date, shall not be earlier than the First Closing Date and, if after the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice to exercise. The number of Optional Shares to be sold by the Company and the Selling Shareholder to each Underwriter pursuant to such notice shall equal that number of full Optional Shares which (as nearly as practicable in full Shares as determined by the Representative) bears the same proportion to the total number of Optional Shares to be purchased by the Underwriters as the number of Firm Shares purchased by such Underwriter bears to the total number of Firm Shares sold under this Agreement to the Underwriters. Certificates for the Optional Shares will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time, on the first full business day preceding the Second Closing Date at a location to be designated by the Representatives. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Shares shall be the same as for the Firm Shares.
          (e) The Representatives have advised the Company and the Selling Shareholder that each Underwriter has authorized the Representatives to accept delivery of the Shares and to make payment therefor. It is understood that the Representatives, individually and not as the representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement. As referred to in this Agreement, “Closing Date” shall mean either the First Closing Date or the Second Closing Date.
     SECTION 7. Covenants of the Company. The Company covenants and agrees with the several Underwriters, and as applicable, the Selling Shareholder, that:
          (a) The Registration Statement and all amendments thereto, if any, have been declared effective. The Company will advise the Representatives and the Selling Shareholder and their respective counsel promptly after it receives notice of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Representatives and the Selling Shareholder and their respective counsel promptly after it receives comments from the Commission or any request from the Commission to amend or supplement the Registration Statement (including the Rule 462 Registration Statement, if any), any Preliminary Prospectus or the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (including the Rule 462 Registration Statement, if any) (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)), or file any document under the Exchange Act before the termination of the public offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference in the Registration Statement, if the Representatives have not been furnished with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement) or if the Representatives reasonably object to such filing in writing.
          (b) The Company will file the Prospectus Supplement with the Commission in the manner and within the time period required by Rule 424(b) of the Act.
          (c) If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Registration Statement to comply with the Act or the Exchange Act, the Company promptly will advise the Representatives and counsel for the Underwriters thereof and will promptly prepare and file with the Commission, at its expense, an amendment to the Registration Statement or file such document which will correct such statement or omission or an amendment which will effect such compliance, and, if any Underwriter is required to deliver a prospectus after the effective date of the Registration Statement, the Company, upon request of the Representatives, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, of each Preliminary Prospectus.
          (d) Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or enter into any transaction with an “affiliate,” as defined in Rule 405 of the Act, which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K under the Act, except as described in the Prospectus.
          (e) Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, acquire any of the Common Stock, except in connection with the exercise, vesting, forfeiture or termination of, or lapse of restrictions with respect to, awards granted pursuant to the terms of the

Company’s equity incentive plans and the withholding or surrender of Common Stock to cover applicable taxes associated therewith, nor will the Company declare or pay any dividend or make any other distribution upon its Common Stock payable to shareholders of record on a date prior to such earlier date, except as described in the Prospectus.
          (f) The Company will make generally available to its security holders and the Representatives an earnings statement as soon as practicable, but in no event later than 60 days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, covering a period of 12 consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.
          (g) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Representatives, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and all amendments and supplements to any such documents, including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, in each case as soon as available and in such quantities as the Representatives may reasonably request.
          (h) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus and will timely comply with Rule 463 under the Act with respect to the disclosure of the use of such net proceeds.
          (i) The Company will cooperate with the Representatives and counsel for the Underwriters in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Representatives designate, and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the date of this Agreement. The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act, and the Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

          (j) During the period of three years from the date of the Prospectus, the Company will furnish to each of the Representatives and to each of the other Underwriters who may so request, each report, statement or other document of the Company or its Board of Directors mailed to its shareholders or filed with the Commission, and such other information concerning the Company as the Representatives may reasonably request.
          (k) The Company shall take all necessary or appropriate action within its power to maintain the authorization for trading of the Common Stock on the New York Stock Exchange, or take such action to authorize the Common Stock for listing on the Nasdaq National Market or the American Stock Exchange, for a period of at least 36 months after the date of the Prospectus.
          (l) Except for the issuance and sale by the Company of Common Stock upon exercise of currently outstanding stock options, the sale of the Shares to be sold by the Company pursuant to this Agreement, the issuance of Common Stock pursuant to the terms of the Company’s 2.75% Convertible Senior Subordinated Notes due 2024, the issuance of Common Stock under presently existing defined contribution or benefit plans, and the grant of employee stock options, restricted stock or other equity awards pursuant to the Company’s presently existing equity incentive plans, the Company shall not, for a period of 90 days after the date of the Prospectus, without the prior written consent of Baird, directly or indirectly, offer, sell or otherwise dispose of, contract to sell or otherwise dispose of, or cause or in any way permit to be sold or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock; or (iii) securities that are convertible or exchangeable into shares of Common Stock. Notwithstanding the foregoing, if (x) during the last 17 days of the 90 days after the date of the Prospectus Supplement, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
          (m) The Company will maintain a transfer agent and, if required by law or the rules of the New York Stock Exchange or any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.
          (n) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

          (o) [Intentionally Omitted]
          (p) If the sale to the Underwriters of the Shares is not consummated for any reason other than termination of this Agreement pursuant to Section 13, 15(a) or 15(d) hereof, without limiting any other rights the Underwriters may have, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel for the Underwriters), that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares, and the provisions of Sections 9 and 12 hereof shall at all times be effective and apply.
          (q) The Company will use its reasonable best efforts to comply or cause to be complied with the conditions to the obligations of the Underwriters in Section 10 hereof.
          (r) Neither the Company nor any of the Subsidiaries, nor any of their respective directors, officers, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which constituted, or which could cause or result in, stabilization or manipulation, under the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Common Stock.
     SECTION 8. Covenants of the Selling Shareholder. The Selling Shareholder covenants and agrees with the several Underwriters and the Company as follows:
          (a) The Selling Shareholder will do and perform all things to be done and performed by the Selling Shareholder prior to each Closing Date, pursuant to this Agreement.
          (b) Promptly following the execution of this Agreement, and in a timely manner which will not delay any Closing Date, the Selling Shareholder will deliver to the Representatives or their designee the stock certificate(s) representing the Shares to be sold by the Selling Shareholder, duly endorsed for transfer or with duly executed stock powers attached. The Representatives will hold such stock certificates in escrow pending consummation of the transactions contemplated by this Agreement and will promptly return such stock certificates to the Selling Shareholder if the First Closing Date does not occur on the date specified in Section 6(c) of this Agreement for any reason and will arrange the prompt return of certificates for any unsold Optional Shares after the Second Closing Date (or in the event there is no Second Closing Date).
          (c) The Selling Shareholder agrees to deliver to the Representatives on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable substitute form or statement specified by Treasury Department regulations in lieu thereof).
          (d) The Selling Shareholder will pay all federal and other taxes, if any, on the transfer or sale of the Shares being sold by such Selling Shareholder to the Underwriters.
          (e) Upon execution and delivery of this Agreement, the Selling Shareholder will execute and deliver to the Representatives the agreement, substantially in the form attached hereto as Schedule E (the “GE Lock-Up Agreement”), enforceable by Baird, that, for a period of 90 days after the date of the Prospectus, the Selling Shareholder will not, without the prior written consent of Baird or except as permitted in the GE Lock-Up Agreement, directly or indirectly, offer, sell, transfer, or pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged, or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by any such shareholder in accordance with the applicable regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option, warrant or other convertible security); or (iii) securities that are convertible or exchangeable into shares of Common Stock. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and the Selling Shareholder with prior notice of any such announcement that gives rise to an extension of the restricted period.
          (f) The Selling Shareholder will furnish any documents, instruments or other information which the Representatives may reasonably request in connection with the sale and transfer of the Shares to the Underwriters.

     SECTION 9. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement is terminated for any reason, the Company will pay the costs, fees and expenses incurred incident to the performance of its obligations under this Agreement, as well as certain costs, fees and expenses incurred by the Selling Shareholder incident to the performance of its obligations under this Agreement pursuant to the terms of the Shareholder Agreement. Such costs, fees and expenses to be paid by the Company include, without limitation:
          (a) All costs, fees and expenses (excluding the expenses incurred by the Underwriters and the legal fees and disbursements of counsel for the Underwriters) incurred in connection with the performance of the Company’s obligations hereunder, including, without limiting the generality of the foregoing: the registration fees related to the filing of the Registration Statement with the Commission; the fees and expenses related to the listing of the Shares on the New York Stock Exchange; the fees and expenses of the Company’s counsel, accountants, transfer agent and registrar; the costs and expenses incurred in connection with the preparation, printing, shipping and delivery of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, including, without limitation, shipping expenses via overnight delivery and/or courier service to comply with applicable prospectus delivery requirements (provided, however, that the Company shall only be liable for the costs of shipping such materials to the Underwriters and not to the customers or clients of the Underwriters); and the costs and expenses associated with the production of materials related to, and travel expenses incurred by the management of the Company in connection with, the various meetings to be held between the Company’s management and prospective investors.
          (b) All fees and expenses related to printing of the certificates for the Shares, and all transfer taxes, if any, with respect to the sale and delivery of the Shares. Notwithstanding the foregoing, the Selling Shareholder shall be solely responsible for any transfer or sales tax imposed upon the transfer and sale of the Selling Shareholder’s Shares to the Underwriters. All costs and expenses incident to the performance of the Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section 9 will be borne and paid solely by the Selling Shareholder. Nothing contained in this Agreement shall be deemed to limit or affect any provision of the Shareholder Agreement regarding the payment of fees and expenses.
     SECTION 10. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and Selling Shareholder herein set forth as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company’s and Selling Shareholder’s officers made pursuant to the provisions hereof, to the performance in all material respects by the Company and Selling Shareholder of their respective obligations hereunder, and to the following additional conditions, unless waived in writing by the Representatives:
          (a) All filings required by Rules 424(b) and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company, shall any proceedings for that purpose have been instituted or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the satisfaction of the Representatives acting in good faith.
          (b) Since the dates as of which information is given in the Registration Statement:
          (i) There shall not have occurred any change or development involving, or which would reasonably be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; and
          (ii) The Company shall not have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree;
the effect of which on the Company, in any such case described in clause (i) or (ii) above, is in the good faith opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.
          (c) The Registration Statement and Prospectus shall not contain an untrue statement of fact that, in the good faith opinion of the Representatives or counsel for the Underwriters, is material or omits to state a fact that, in the good faith opinion of the Representatives or such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (d) The Representatives shall have received an opinion of Foley & Lardner LLP, counsel for the Company addressed to the Representatives, as the representatives of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:
          (i) The Company is validly existing as a corporation and whose status is active under the laws of the State of Wisconsin, with full corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus and the Registration Statement;
          (ii) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share, and all such stock conforms as to legal matters in all material respects to the descriptions thereof in the Prospectus and the Registration Statement;
          (iii) The issued and outstanding shares of capital stock of the Company immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted), and, to such counsel’s knowledge, there are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any shares of capital stock of the Company and, to such counsel’s knowledge, no shares of capital stock of the Company have been issued in violation of such rights;
          (iv) Each Significant Subsidiary that is incorporated under the laws of the State of Wisconsin or the State of Delaware (a “Significant U.S. Subsidiary”) is validly existing as a corporation in good standing or active status under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and the Registration Statement; to such counsel’s knowledge, the Company owns directly or indirectly and beneficially all of the issued and outstanding capital stock of each Significant U.S. Subsidiary;
          (v) The certificates for the Shares to be delivered hereunder are in due and proper form and conform to the requirements of applicable law; and when duly countersigned by the Company’s transfer agent, and delivered to the Representatives or upon the order of the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares to be sold by the Company represented thereby will be duly authorized and validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted), and, to such counsel’s knowledge, free of any preemptive, preferential or other rights to subscribe for or purchase shares of Common Stock;
     (vi) The Registration Statement has become effective under the Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are threatened under the Act or any Blue Sky Laws; any required filing of the Prospectus or supplement thereto pursuant to Rule 424(b) has been filed in the manner and within the time period required by Rule 424(b); the Registration Statement and the Prospectus and any amendment or supplement thereto, including any document incorporated by reference in the Registration Statement, (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; the conditions for use of Rule 415 of the Rules and Regulations and Form S-3, set forth in the General Instructions thereto, have been satisfied; to such counsel’s knowledge, there are no pending or threatened legal or governmental proceedings that are required to be described in the Registration Statement or the Prospectus which are not so described or which question the validity of this Agreement or any action taken or to be taken pursuant thereto, nor to such counsel’s knowledge is there any transaction, relationship, agreement, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein, or to be filed as an exhibit to or incorporated by reference in the Registration Statement by the Act, which is not described, filed or incorporated by reference, as required;

     (vii) The Company has full corporate power and authority to enter into and perform this Agreement; the performance of the Company’s obligations hereunder and the consummation of the transactions described herein have been duly authorized by the Company by all necessary corporate action; this Agreement has been duly executed and delivered by and on behalf of the Company; and, to such counsel’s knowledge, no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States having jurisdiction over the Company, is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement (except for compliance with the Act, the Exchange Act and applicable Blue Sky Laws);
     (viii) The execution, delivery and performance of this Agreement by the Company will not: (A) violate any provisions of the Articles of Incorporation or Bylaws of the Company or any Significant U.S. Subsidiary; (B) violate any of the provisions of, or result in the breach, modification or termination of, or constitute a default under, any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, other evidence of indebtedness or other instrument to which the Company or any Significant U.S. Subsidiary is a party or by which the Company or such Significant U.S. Subsidiary, or any of their respective owned or leased property is bound, and which is filed or incorporated by reference as an exhibit to the Registration Statement; or (C) violate any statute, ordinance, order, rule, decree or regulation of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States having jurisdiction over the Company or any Significant U.S. Subsidiary (assuming compliance with all applicable federal and state securities laws);
     (ix) Except for (A) the Selling Shareholder pursuant to the terms of the Shareholder Agreement and (B) holders of the Company’s 2.75% Convertible Senior Subordinated Notes due 2024, to such counsel’s knowledge, there are no holders of Common Stock or other securities of the Company, or securities that are convertible or exchangeable into Common Stock or other securities of the Company, that have rights to the registration of such securities under the Act or any Blue Sky Laws;
     (x) The Common Stock is listed on the New York Stock Exchange and registered under the Exchange Act;

     (xi) The Shares have been listed on the New York Stock Exchange;
     (xii) Neither the Company nor any Significant U.S. Subsidiary is, nor with the giving of notice or passage of time or both would be, in violation of its respective Articles of Incorporation or Bylaws; and
     (xiii) Neither the Company nor any Subsidiary is an “investment company,” an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and, upon its receipt of any proceeds from the sale of the Shares, the Company will not thereby become or be deemed to be an “investment company” thereunder.
     Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, the Selling Shareholder and representatives of the Underwriters and their respective counsel during which the content of the Registration Statement and the Prospectus and related matters were discussed and reviewed, and that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference into the Registration Statement or the Prospectus, on the basis of the information that was developed in the course of the performance of such services, they have no reason to believe that the Registration Statement including any document incorporated by reference therein, on its effective date and as of the Closing Date, contained or contains any untrue statement of material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto including any document incorporated by reference therein, as of its issue date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial or statistical data contained in the Registration Statement, any amendment thereto including any document incorporated by reference therein, or the Prospectus, or any amendment or supplement thereto including any document incorporated by reference therein).
     To the extent that any of such opinions are stated to be based upon such counsel’s knowledge or to be given “to the knowledge of such counsel,” such qualification shall signify that no information has come to the attention of the attorneys in such firm who have been involved in the preparation or review of the Registration Statement or the Prospectus that would give them actual current knowledge of the existence or absence of such matter in question.
     In rendering such opinion, counsel for the Company may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of officers of the Company and any governmental officials, and copies of all such certificates shall be furnished to the Representatives and for the Underwriters on or before each Closing Date.
               (e) The Representatives shall have received an opinion from Sidley Austin Brown & Wood LLP, counsel for the Selling Shareholder, dated the First Closing Date, substantially to the effect that, subject to the qualifications and assumptions set forth therein:
     (i) The Selling Shareholder is validly existing and in good standing as a corporation under the laws of the State of New York.
     (ii) The Selling Shareholder has the requisite corporate power and authority to enter into and perform this Agreement; the performance of the Selling Shareholder’s obligations hereunder and the consummation of the transactions described herein have been duly authorized by the Selling Shareholder by all necessary corporate action; and this Agreement has been duly executed and delivered by the Selling Shareholder; and, to such counsel’s knowledge, no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States having jurisdiction over the Selling Shareholder is required for the execution and delivery of this Agreement by the Selling Shareholder or the consummation of the transactions contemplated by this Agreement by the Selling Shareholder (except for compliance with the Act) and except that no opinion shall be expressed as to the laws of any other jurisdiction, including the securities laws or the blue sky laws of the various states or the District of Columbia;
     (iii) The execution and delivery of this Agreement by the Selling Shareholder, the performance by the Selling Shareholder of its obligations hereunder and the Selling Shareholder’s sale of the Shares to the Underwriters in accordance with this Agreement do not: (i) violate any provisions of the certificate of incorporation or bylaws of the Selling Shareholder; or (ii) violate any statute, ordinance, order, rule, writ, judgment, decree, or regulation (collectively, “Laws”) known to such counsel to which the Selling Shareholder or any of the Selling Shareholder’s property is subject of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder (provided that the term “Laws” shall not include state securities or blue sky laws or any rules or regulations thereunder and any antifraud or similar laws, including Section 10(b) under the Securities Exchange Act or any rules or regulations thereunder).
          (iv) Upon (a) payment of the consideration for such Shares, (b) physical delivery of such Shares to the Underwriters in accordance with this Agreement or to the Company’s transfer agent, as custodian, with stock powers duly endorsed in blank and (c) either (1) book entry recordation by The Depository Trust Company (“DTC”) that such Shares have been credited to the Underwriters’ respective securities accounts or (2) acquisition by DTC of such Shares for each Underwriter and acceptance thereof by DTC for credit to the Underwriters’ respective securities accounts, and assuming that each Underwriter acquires its interest in such Shares without notice of any adverse claim to such Shares as provided in the Uniform Commercial Code as in effect in the State of New York (the “UCC”), (A) the Underwriters will acquire a security entitlement with respect to such Shares and (B) no action based on any adverse claim to such security entitlement may be asserted against such Underwriter. For purposes of this paragraph, such counsel may assume that the jurisdiction of DTC is the State of New York. The terms “securities account”, “adverse claim”, “notice of claim”, “security entitlement” and “jurisdiction” have the definitions assigned to them in Article 8 of the UCC.
In rendering such opinions, counsel for the Selling Shareholder may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of the Selling Shareholder, and copies of all such certificates shall be furnished to the Representatives and counsel for the Underwriters on or before the First Closing Date. The opinions of counsel for the Selling Shareholder shall be limited to matters arising under the federal laws of the Unites States of America and the laws of the State of New York.
               (f) The Representatives shall have received an opinion of Quarles & Brady LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.

               (g) The Representatives shall have received on each Closing Date, a certificate of Henry W. Knueppel, President and Chief Executive Officer, and David A. Barta, Vice President and Chief Financial Officer, of the Company, to the effect that:
     (i) The representations and warranties of the Company set forth in Section 2 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and the Company has complied in all material respects with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;
     (ii) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated under the Act or under the Blue Sky Laws of any jurisdiction;
     (iii) Each of the respective signatories has examined the Registration Statement and the Prospectus, and any amendment or supplement thereto, including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, and such documents contain all statements required to be stated therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in the Registration Statement that has not been so filed; and
     (iv) Since the date on which the Registration Statement was initially filed with the Commission, there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Prospectus and the Registration Statement as heretofore amended or as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the

Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction which is material to the Company; since such date and except as so disclosed, there has not been any change in the outstanding capital stock of the Company (other than the grant of stock options under presently existing stock option plans, the issuance of shares of common stock upon exercise of currently outstanding stock options or the issuance of shares of Common Stock under presently existing defined contribution or benefit plans), or any change that is material to the Company in the short-term funded debt or long-term debt of the Company; since such date and except as so disclosed, the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend (other than its regular quarterly dividend), or made any other distribution, upon its outstanding Common Stock payable to shareholders of record on a date prior to such Closing Date; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.
     The delivery of the certificate provided for in this subsection (g) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii), (iii), and (iv) to be set forth in said certificate.
               (h) At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representatives separate letters addressed to the Representatives, as the representatives of the Underwriters, from Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and from KPMG LLP, the Selling Shareholder’s independent registered public accounting firm, the first letters to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (if applicable) to be dated the Second Closing Date, which letters shall be in form and substance satisfactory to the Representatives, acting in good faith and shall contain information as of a date within five days of the date of such letters. There shall not have been any change or decrease in any specified items relating to the Company or the Subsidiaries set forth in any of the letters referred to in this subsection (h) which makes it impracticable or inadvisable in the good faith judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated thereby.
               (i) The Shares shall have been qualified or registered for sale under the Blue Sky Laws (or exempt from such qualification or registration) of such jurisdictions as shall have been specified by the Representatives, the Shares shall have been authorized for listing on the New York Stock Exchange and the Common Stock shall remain registered under the Exchange Act.
               (j) The Representatives shall have received on each Closing Date, a certificate of an appropriate duly-authorized officer of the Selling Shareholder, to the effect that the representations and warranties of the Selling Shareholder set forth in Section 3 hereof are true and correct as of the date of this Agreement and as of the date of such certificate (except for any representations and warranties made as of a specified date, which shall be true and correct as of the specified date), and the Selling Shareholder has complied in all material respects with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate. The delivery of the certificate provided for in this subsection (j) shall be and constitutes a representation and warranty of the Selling Shareholder as to the facts required in the immediately preceding sentence to be set forth in said certificate.
     Such further certificates and documents as the Representatives may reasonably request (including certificates of officers of the Company or Selling Shareholder).
     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representatives and Quarles & Brady LLP, counsel for the Underwriters, each acting reasonably under the circumstances. The Company shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.
     If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at the election of the Representatives will terminate upon notification to the Company and the Selling Shareholder without liability on the part of any Underwriter, including the Representatives, the Selling Shareholder or the Company, except for the provisions of Section 7(p) hereof, the expenses to be paid by the Company pursuant to Section 9 hereof and except to the extent provided in Section 12 hereof.
     SECTION 11. Maintain Effectiveness of Registration Statement. The Company and Selling Shareholder will use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.
     SECTION 12. Indemnification.
               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each director, member, partner or officer thereof) who controls any Underwriter within the meaning of the Act or the Exchange Act from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof (“Claims”), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Company in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company further agrees to reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company will not be liable to an Underwriter or a controlling person (as the case may be) to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or supplement thereto in reliance upon and in conformity with the written information furnished by the Representatives or the Selling Shareholder (as the case may be) to the Company pursuant to Section 5 of this Agreement; and provided further that the Company shall not be liable to an Underwriter or any controlling person of the Underwriter for any Claim arising out of any such defect or alleged defect in any Preliminary Prospectus if a copy of the Prospectus shall not have been given or sent by or on behalf of such Underwriter to the person asserting such Claim, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, to the extent that the Prospectus would have cured such defect or alleged defect giving rise to such Claim. The indemnification obligations of the Company as provided above are in addition to and in no way limit any liabilities the Company may otherwise have.
               (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, the Selling Shareholder and each person if any who controls the Company or the Selling Shareholder within the meaning of the Act or the Exchange Act, from and against any Claim to which the Company, any such director or officer, the Selling Shareholder or any such controlling person may become subject, under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representatives), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance solely upon and in conformity with the written information furnished by the Representatives to the Company pursuant to Section 5 of this Agreement. Each Underwriter will severally reimburse any legal or other expenses reasonably incurred by the Company or the Selling Shareholder, or any director, officer or controlling person of the Company or the Selling Shareholder in connection with investigating or defending any such Claim as such expenses are incurred. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have.
               (c) The Selling Shareholder, subject to Section 12(h) hereof, agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any Claims, joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of litigation, if such settlement is effected with the written consent of the Selling Shareholder), insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished by the Selling Shareholder to the Company pursuant to Section 5 of this Agreement; and will reimburse each Underwriter and each such controlling person for any legal or other expenses incurred by such Underwriter and each such controlling person in connection with investigating or defending any such Claim. The indemnification obligations of the Selling Shareholder as provided above are in addition to any liabilities the Selling Shareholder may otherwise have.

               (d) Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this Section 12 or otherwise, except to the extent the indemnifying party is materially prejudiced thereby. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select one or more separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
               (e) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:
     (i) The indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the second to last sentence of subsection (d) of this Section 12 (it being understood, however, that the indemnifying party shall not be liable for the legal fees of more than one separate counsel for all of the Underwriters collectively, approved by the Representatives, if one or more of the Underwriters or their controlling persons are the indemnified parties);
     (ii) The indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party’s notice to the indemnifying party of commencement of the action; or
     (iii) The indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.
               (f) Subject to Section 12(h) hereof, to the extent the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsection (a), (b) or (c) hereof or insufficient in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:
     (i) In such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares; or
     (ii) If the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company (including its officers and directors and controlling persons) and the Selling Shareholder are responsible for the remaining portion. The relative fault of the Company, the Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Selling Shareholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (d) and (e) of this Section 12, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
               (g) The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (f) of this Section 12. Notwithstanding the other provisions of this Section 12, no Underwriter shall be required to contribute any amount that is greater than the total underwriting discounts and commissions applicable to the Shares purchased by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.
               (h) Notwithstanding any provision of this Section 12 to the contrary, the liability of the Selling Shareholder to the Underwriters arising under this Section 12 shall not exceed the aggregate of the purchase price received by the Selling Shareholder from the Underwriters for the Shares sold by the Selling Shareholder (less the amount of any damages the Selling Shareholder has otherwise been required to pay by reason of such untrue of alleged untrue statement or omission or alleged omission).
               (i) Nothing contained in this Agreement shall be deemed to limit or affect any provision of the Shareholder Agreement regarding indemnification and contribution as between the Company and the Selling Shareholder.
     SECTION 13. Default of Underwriters. It shall be a condition to the obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this Section 13, each of the Underwriters shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than 10% of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Selling Shareholder or the Company except for the expenses to be paid by the Company pursuant to Section 9 hereof and except to the extent provided in Section 12 hereof.
     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     SECTION 14. Effective Date. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. Such execution and delivery shall include an executed copy of this Agreement sent by facsimile transmission, e-mail or other means of transmitting written documents.
     SECTION 15. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to or on the First Closing Date, and the over-allotment option from the Company and the Selling Shareholder referred to in Section 6 hereof, if exercised, may be canceled by the Representatives at any time prior to or on the Second Closing Date, if in the good faith judgment of the Representatives, payment for and delivery of the Shares is rendered impracticable or inadvisable because:
               (a) Additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon the trading in securities generally; minimum or maximum prices or maximum ranges for prices shall have been generally established on the New York Stock Exchange; trading in securities generally shall have been suspended or materially limited on the New York Stock Exchange or the Nasdaq National Market; a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; or a moratorium on commercial banking activities shall have been declared by either federal or state authorities in New York or Wisconsin;
               (b) Trading in the Common Stock of the Company shall have been suspended by the Commission or the New York Stock Exchange;
               (c) Any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect;
               (d) After the date hereof, there is an outbreak or material escalation of hostilities or other national or international calamity or crisis, the declaration by the United States of a national emergency or war, or any change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the good faith judgment of the Representatives, as to have a material adverse effect on the financial markets of the United States, or, singly or together with any other event specified in this clause (d), to make it impracticable or inadvisable to proceed with the completion of the sale of and payment for the Shares as provided in this Agreement.
     Any termination pursuant to this Section shall be without liability on the part of any Underwriter to the Company or the Selling Shareholder, on the part of the Company to the Selling Shareholder or any Underwriter, or on the part of the Selling Shareholder to any Underwriter or the Company, except for expenses to be paid by the Company pursuant to Section 9 hereof or reimbursed by the Company pursuant to Section 7(p) hereof and except as to indemnification to the extent provided in Section 12 hereof.
     SECTION 16. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers or directors, of the Selling Shareholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.
     SECTION 17. Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered, or sent by facsimile transmission or e-mail (with receipt confirmed) to Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax No. (414) 765-3912, E-Mail: sbooth@rwbaird.com, Attention: Steven G. Booth, Managing Director, with a copy to Kenneth V. Hallett, Quarles & Brady LLP, 411

East Wisconsin Avenue, Milwaukee, Wisconsin 53202-4497, Fax No. (414) 271-3552, E-Mail: kvh@quarles.com; if sent to the Company, will be mailed, delivered, or sent by facsimile transmission or e-mail (with receipt confirmed) to Regal-Beloit Corporation, 200 State Street, Beloit, Wisconsin 53511, Fax No. (608) 364-8818, E-Mail: hknueppel@regal-beloit.com, Attention: Henry W. Knueppel, President and CEO, with a copy to Benjamin F. Garmer, III, Foley & Lardner LLP, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax. No. (414) 297-4900, E-Mail: bgarmer@foley.com; and if to the Selling Shareholder, will be mailed, delivered, or sent by facsimile transmission or e-mail (with receipt confirmed) to General Electric Company (GE Commercial Finance), 3135 Easton Turnpike, Fairfield, Connecticut 06828, Attention: Patrick Kocsi, Vice President — GE Equity Fax. No. (203) 961-2585, E-Mail: Patrick.kocsi@gecapital.com, with a copy to Brian J. Fahrney, Sidley Austin Brown & Wood LLP, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, Fax. No. (312) 853-7036, E-Mail: bfahrney@sidley.com.
     SECTION 18. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 12 hereof and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.
     SECTION 19. Partial Unenforceability. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.
     SECTION 20. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto. If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the several Underwriters, including the Representatives, all in accordance with its terms.

Very truly yours,

REGAL-BELOIT CORPORATION
(“Company”)

By:	/s/ Henry W. Knueppel

Henry W. Knueppel, President and CEO
[Signatures Continued on Next Page]

GENERAL ELECTRIC COMPANY
(“Selling Shareholder”)

By:	/s/ Richard L. Pease

Its:	Vice President

[Signatures Continued on Next Page]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
ROBERT W. BAIRD & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
WACHOVIA SECURITIES
JEFFERIES & COMPANY, INC.
BARRINGTON RESEARCH ASSOCIATES, INC.
MORGAN JOSEPH & CO. INC.

By:	ROBERT W. BAIRD & CO. INCORPORATED Acting as Representative of the several Underwriters (including themselves) identified Schedule A attached hereto.

	By:	/s/ Lance R. Lange

	Its:	Director

SCHEDULE A

Name of Underwriter	Number of Firm Shares to be Purchased
Robert W. Baird & Co. Incorporated	2,435,748

Banc of America Securities LLC	979,594

Wachovia Securities	979,594

Jefferies & Company, Inc.	529,510

Barrington Research Associates, Inc.	185,329

Morgan Joseph & Co. Inc.	185,329

Total	5,295,104

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